EXHIBIT 10.05

Amendment and Restatement No. 2 dated October 14, 2011 of Schedule 1 to the Promissory Note dated March 24, 2010 by Universal Supply Group, Inc., as such schedule was amended and restated on April 13, 2011, in favor of Goodman Company, L.P., Goodman Manufacturing Company, L.P., and Goodman Sales Company in the original principal sum of $2,000,000 (the “Note”).

Schedule 1 to the Note is hereby amended and restated in its entirety to read as set forth in Exhibit 1.

Except as set forth above, the Note is ratified and confirmed in all respects.

Dated: October 14, 2011

UNIVERSAL SUPPLY GROUP, INC.	GOODMAN COMPANY, L.P.

By:	By:
Name: William Pagano, President	Name:
Title:

GOODMAN MANUFACTURING COMPANY,
L.P.

By:
Name:
Title:

GOODMAN SALES COMPANY

By:
Name:
Title:

ENTER IN THE FOLLOWING INFORMATION:
	Loan Amount		1,299,679.63
	Interest Rate		8.00%
	Term (Months: 180=15 years, 360=30 years)		60

			$26,352.817
YOUR MORTGAGE PAYMENT:				$29,195.00

Due Date	Payment	Interest	Principal	Balance
11/24/2011	$29,195.00	$8,664.53	$20,530.47	$1,279,149.16
12/24/2011	$29,195.00	$8,527.66	$20,667.34	$1,258,481.82
1/24/2012	$29,195.00	$8,389.88	$20,805.12	$1,237,676.70
2/24/2012	$29,195.00	$8,251.18	$20,943.82	$1,216,732.88
3/24/2012	$29,195.00	$8,111.55	$21,083.45	$1,195,649.43
4/24/2012	$29,195.00	$7,971.00	$21,224.00	$1,174,425.43
5/24/2012	$29,195.00	$7,829.50	$21,365.50	$1,153,059.93
6/24/2012	$29,195.00	$7,687.07	$21,507.93	$1,131,552.00
7/24/2012	$29,195.00	$7,543.68	$21,651.32	$1,109,900.68
8/24/2012	$29,195.00	$7,399.34	$21,795.66	$1,088,105.01
9/24/2012	$29,195.00	$7,254.03	$21,940.97	$1,066,164.05
10/24/2012	$29,195.00	$7,107.76	$22,087.24	$1,044,076.81
11/24/2012	$29,195.00	$6,960.51	$22,234.49	$1,021,842.32
12/24/2012	$29,195.00	$6,812.28	$22,382.72	$999,459.60
1/24/2013	$29,195.00	$6,663.06	$22,531.94	$976,927.67
2/24/2013	$29,195.00	$6,512.85	$22,682.15	$954,245.52
3/24/2013	$29,195.00	$6,361.64	$22,833.36	$931,412.15
4/24/2013	$29,195.00	$6,209.41	$22,985.59	$908,426.57
5/24/2013	$29,195.00	$6,056.18	$23,138.82	$885,287.75
6/24/2013	$29,195.00	$5,901.92	$23,293.08	$861,994.66
7/24/2013	$29,195.00	$5,746.63	$23,448.37	$838,546.30
8/24/2013	$29,195.00	$5,590.31	$23,604.69	$814,941.60
9/24/2013	$29,195.00	$5,432.94	$23,762.06	$791,179.55
10/24/2013	$29,195.00	$5,274.53	$23,920.47	$767,259.08
11/24/2013	$29,195.00	$5,115.06	$24,079.94	$743,179.14
12/24/2013	$29,195.00	$4,954.53	$24,240.47	$718,938.67
1/24/2014	$29,195.00	$4,792.92	$24,402.08	$694,536.59
2/24/2014	$29,195.00	$4,630.24	$24,564.76	$669,971.83
3/24/2014	$29,195.00	$4,466.48	$24,728.52	$645,243.31
4/24/2014	$29,195.00	$4,301.62	$24,893.38	$620,349.94
5/24/2014	$29,195.00	$4,135.67	$25,059.33	$595,290.60
6/24/2014	$29,195.00	$3,968.60	$25,226.40	$570,064.21
7/24/2014	$29,195.00	$3,800.43	$25,394.57	$544,669.63
8/24/2014	$29,195.00	$3,631.13	$25,563.87	$519,105.76
9/24/2014	$29,195.00	$3,460.71	$25,734.29	$493,371.47
10/24/2014	$29,195.00	$3,289.14	$25,905.86	$467,465.61
11/24/2014	$470,582.05	$3,116.44	$467,465.61	$0.00

	$1,521,602.05	$221,922.42	$1,299,679.63
	Total payments	Total interest	Total Principal